                                                                  EXHIBIT (a)(2)

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/16/1993
                                                         930755205 - 2319526

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                                    OF TRUST

                                       OF

                         NICHOLAS-APPLEGATE MUTUAL FUNDS


                  THIS CERTIFICATE OF AMENDMENT OF CERTIFICATE OF TRUST of Nicholas-Applegate Mutual Funds (the "Trust") is being duly executed and filed by Michael Glazer, as sole Trustee, under the Delaware Business Trust Act.

                  1.       The name of the Trust is Nicholas-Applegate Mutual
         Funds.

                  2. The Certificate of Trust is hereby amended to add the following paragraph thereto as paragraph no. 6:

                  "Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally."

                  3. This Certificate of Amendment shall be effective upon the date and time of filing.

                  IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Trust, has executed this certificate of Amendment as of the 17th day of December, 1992.

                                          /s/ Michael Glazer
                                         -----------------------------------
                                              Michael Glazer, Trustee